EXHIBIT 10.9

                            STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT is made effective as of the 7th day of November, 1994, by and among SOCO International, Inc., a corporation organized under the laws of the State of Delaware ("SOCO"), PT. BIP Energimas, a corporation organized under the laws of the Republic of Indonesia ("BIP"), Corbin Associates Limited, a corporation organized under the laws of the Territories of the British Virgin Islands ("Corbin"), and SOCO Tamtsag Mongolia, Inc., a Delaware close corporation (the "Company").

                                    RECITALS

     1. Pursuant to the provisions of this Agreement, the Stockholders have caused the organization and formation of the Company for the purpose of consummating the transactions to be performed by the Company as set forth in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") of even date herewith by and among the Company, SOCO, BIP, Corbin and the other Persons named as parties therein.

     2. The Stockholders desire to enter this Agreement to provide for the management of the business and affairs of the Company and for other matters concerning the Company about which the Stockholders desire to have a written agreement.

                                   ARTICLE I

                                  DEFINITIONS

     In consideration of the mutual covenants and agreements between and among the Parties contained herein, the Parties agree as follows:

     SECTION 1.1 DEFINITIONS. When used in this Agreement, the following words and terms shall have the following respective definitions (and such definitions shall be equally applicable to the singular and plural forms, and all grammatical variations, of such terms):

     (a) "Advance Date" has the meaning ascribed thereto in Section 6.3(c).

     (b) "Advancing Stockholder Loan" has the meaning ascribed thereto in
Section 6.3(c).

     (c) "Advancing Stockholder Loan Note" has the meaning ascribed thereto  in
Section 6.3(c).

     (d) "Agreement" means this Stockholders' Agreement and the Exhibits.

     (e) "Affiliate" means with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the purposes of this definition of Affiliate, "control" shall mean the possession, direct or indirect, of the power to direct or cause direction of the management or policies of such Person and, without limitation, a Person shall be deemed to have such power if it owns 50% or more of such other Person's equity and voting securities.

     (f) "Aggrieving Party" has the meaning ascribed thereto in Section 8.2.

     (g) "Annual Budget" means a document in the form approved by the Board of Directors.

     (h) "Approved Annual Budget" has the meaning ascribed thereto in Section
4.6.

     (i) "Arbitration Act" has the meaning ascribed thereto in Section 7.1.

     (j) "Assumption Agreement" means a document in the form of Exhibit F.

     (k) "BIP" means PT. BIP Energimas, a corporation organized under the laws of the Republic of Indonesia.


     (l) "Close Corporation Provisions" has the meaning ascribed thereto in
Section 9.1.

     (m) "Closing Date" means the date that the Closing (as defined in the Stock Purchase Agreement) occurs.

     (n) "CNUOC" means China National United Oil Corporation, a joint venture established under the laws of the People's Republic of China between China National Petroleum Corporation and Sino Chemical Import & Export Corporation.

     (o) "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

     (p) "Common Stock" means the $.00l par value, common stock of the Company as authorized by its Certificate of Incorporation.

     (q) "Company" means SOCO Tamtsag Mongolia, Inc., a Delaware close corporation.

     (r) "Company Office" has the meaning ascribed thereto in Section 3.1.

     (s) "Contract Area" has the meaning ascribed thereto in the PSC.

     (t) "Controversy" or "Controversies" has the meaning ascribed thereto in
Section 7.1.

     (u) "Corbin" means Corbin Associates Limited, a corporation organized under the laws of the Territories of the British Virgin Islands.

     (v) "Covered Parties" has the meaning ascribed thereto in Section 7.1.

     (w) "Default Rate" means the Loan Rate plus four per cent (4%).

     (x) "Deferred Payment" has the meaning ascribed thereto in the Stock Purchase Agreement.

     (y) "Designating Stockholder" has the meaning ascribed thereto in Section 4.1(b).

     (z) "Designation" has the meaning ascribed thereto in Section 3.5.

     (aa) "Director's Proxy" means a proxy granted by a Director to another Director or any adviser pursuant to and in accordance with Section 4.5(e).

     (ab) "Director's Proxy Holder" means the Director or any adviser designated as the person authorized, on behalf of the Director granting the Director's Proxy, to exercise the powers and rights granted in the Director's Proxy.

     (ac) "Disposition" means any sale, assignment, transfer, conveyance, donation, contribution, granting of a direct equity interest in, distribution or other alienation or disposition (not including a Pledge or divestiture resulting from the exercise of remedies after default pursuant to a Pledge), of all or any of the Shares (or right thereto).

     (ad) "Eligible Investments" means one or more of the following obligations or securities:


        (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the United Kingdom or Hong Kong, or any agency or instrumentality of the United States of America, the United Kingdom or Hong Kong, the obligations of which are backed by the full faith and credit of the United States of America, the United Kingdom or Hong Kong, as the case may be; or

        (ii) demand and time deposits in, certificates of deposits of, banker's acceptances issued by, or federal funds sold by, or any other commercial security issued by any recognized financial institution located in (and fully regulated by the authorities in) the United States of America, the United Kingdom or Hong Kong.

     (ae) "Expenses" means all expenses of the Company of whatever nature incurred in connection with the conduct of its business activities.

     (af) "Fiscal Year" has the meaning ascribed thereto in Section 5.4.

     (ag) "Formation Date" means November 7, 1994.

     (ah) "IRS" means the Internal Revenue Service.

     (ai) "JOA" means the Joint Operating Agreement, if any, that the Company and any other working interest owners may enter into with respect to a Contract Area.

     (aj) "Loan Rate" means, from time to time, a rate equal to the London Interbank Offer Rate for maturities of 90 days, plus two per cent (2%).

     (ak) "Major Decision" has the meaning ascribed thereto in Section 4.4(b).

     (al) "Mandatory Loan" has the meaning ascribed thereto in Section 6.2.

     (am) "Mandatory Loan Date" has the meaning ascribed thereto in Section
6.2.

     (an) "Mandatory Loan Note" means a document in the form of Exhibit E.

     (ao) "Mandatory Loan Notice" has the meaning ascribed thereto in Section
6.2.

     (ap) "Mandatory Loan Obligation" has the meaning ascribed thereto in
Section 6.2.

     (aq) "Mandatory Loan Obligation Default" has the meaning ascribed thereto in Section 6.3.

     (ar) "Maturity Date" has the meaning ascribed thereto in Section 6.2.


     (as) "MGT" means the Petroleum Authority of Mongolia

     (at) "MMOC" means Medallion Mongolia Oil Company, a corporation organized under the laws of the State of Texas.

     (au) "MMOC PSC" means that certain Production Sharing Contract entered into on the 26th day of April, 1993 by and between MGT and MMOC.

     (av) "Non-defaulting Stockholders" has the meaning ascribed thereto in
Section 6.3.

     (aw)  "Notice" has the meaning ascribed thereto in Section 12.2.

     (ax) "Party" means any, and "Parties" means all, of the Stockholders and the Company.

     (ay) "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     (az) "Pledge" means any mortgage, pledge, hypothecation, encumbrance or security interest of or in all or any portion of the interest of a Stockholder in any Shares (or right thereto) which is collateral security for any obligation or indebtedness of such Stockholder, and which may be accompanied by constitutional, statutory or contractual powers of sale.


     (ba)  "Proposed Price" means an amount which:


         (i) is expressed in terms of dollars per Share (which price must be equal for each Share in the class of such Shares);

         (ii) provides for payment of such amount in cash, or by issuance of a single promissory note, or a combination of cash and a single promissory note; and

        (iii) if evidenced by a promissory note, does not provide that such note:

        (A) be made, guaranteed, endorsed or otherwise insured by anyone other than the proposed Transferee; or

        (B) be secured by any collateral other than all or a portion of the Shares.

     (bb) "Proposed  Transferor"  has  the  meaning  ascribed  thereto  in
Section 11.3(a).

     (bc) "PSC" means collectively the MMOC PSC and the SOCO Mongolia PSC.

     (bd) "Qualified Affiliate" means the sole stockholder or wholly owned subsidiary of a Stockholder.

     (be)  "Relevant Time" has the meaning ascribed thereto in Section 6.3(g).


     (bf)  "Representative" has the meaning ascribed thereto in Section 3.5.


     (bg)  "Rules" has the meaning ascribed thereto in Section 7.1.


     (bh)  "Seismic Agreement" means a document in the form of Exhibit I.


     (bi)   "Shares" means:


        (i) all shares of capital stock of the Company (including the Common Stock) issued to or otherwise owned or held, legally or beneficially, directly or indirectly, of record or otherwise, by a Stockholder;


        (ii) any additional shares of capital stock of the Company which may be issued to or otherwise owned, held or acquired by a Stockholder, whether issued incident to any stock split, stock dividend, increase in capitalization, recapitalization, or in any manner, and whether held legally or beneficially, directly or indirectly, of record or otherwise, at any time during the term of this Agreement; and


      (iii) all shares of capital stock or any other voting security of any entity issued incident to any merger, consolidation or other reorganization or like transaction by the Company, and received or acquired with respect to any shares of capital stock of the Company.

     (bj) "SOCO" means SOCO International, Inc., a corporation organized under the laws of the State of Delaware.


     (bk) "SOCO Mongolia" means SOCO Mongolia, Inc., a corporation organized under the laws of the State of Delaware.


     (bl) "SOCO Mongolia PSC" means that certain Production Sharing Contract entered into on the 29th day of March, 1993 by and between MGT and SOCO Mongolia.

     (bm) "SOCO Mongolia Stock" means the common capital stock, $1.00 par value per share, of SOCO Mongolia.

     (bn) "Stock Purchase Agreement" has the meaning ascribed thereto in the recitals.

     (bo) "Stockholder" means any, and "Stockholders" means all, of the stockholders of the Company from time to time, whether such Persons are Parties or their permitted Transferees.

     (bp) "Stockholder's Proxy" has the meaning ascribed thereto in Section 4.6.

     (bq) "Stockholder's Proxy Holder" has the meaning ascribed thereto in
Section 4.6.

     (br) "Story" means Edward T. Story, Jr., the President of SOCO.

     (bs) "Technical and Administrative Services Agreement" means the Technical and Administrative Services Agreement by and between the Company and SOCO, as approved by the Board of Directors in accordance with the provisions of Section 4.4(b).

     (bt) "Transfer" means a Disposition or Pledge.

     (bu) "Transferee" means any Person to whom a Transfer is made, or who acquires an interest as the result of the exercise of remedies after default pursuant to a Pledge, or who acquires an interest by operation of law or in any other lawful manner.

     (bv) "Transferor" means any Person who makes a Transfer.

     (bw) "Well Agreement" means a document in the form of Exhibit H.

     SECTION 1.2 DEFINITIONS APPEARING ELSEWHERE IN THIS AGREEMENT. The terms used in this Agreement which are defined in (a) the introductory paragraph of this Agreement, (b) the recitals of this Agreement and (c) the further Sections of this Agreement shall have the respective definitions therein ascribed to them.

     SECTION 1.3 ACCOUNTING PRINCIPLES AND TERNS. The reference to generally accepted accounting principles in this Agreement, and any other accounting terms not specifically defined herein, shall, to the extent not inconsistent with specific definitions herein, be construed in accordance with generally accepted accounting principles in the United States, consistently applied, as such principles are in effect from time to time, including, without limitation, applicable statements, bulletins, and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations, and statements issued by the American Institute of Certified Public Accountants or its committees. If, however, any changes in accounting principles from those presently in effect are hereafter occasioned by the promulgation of rules, regulations, pronouncements, or opinions of or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), or there shall occur any change in the Company's fiscal or tax years and, as a result of any such changes, there shall be a change in the meaning or effect of any terms or conditions found in this Agreement, then the Parties agree to enter into negotiations in order to amend such provisions so as equitably to reflect such changes, with the desired result that the criteria for evaluating events or conditions shall be the same after such changes as if such changes had not been made. The accounting principles, as so changed, may be referenced in this Agreement as "generally accepted accounting principles".

     SECTION 1.4 DEFINITIONS NOT APPEARING IN THIS AGREEMENT. Any terms used in this Agreement which are not defined herein but which are defined in the Stock Purchase Agreement shall have the same meanings in this Agreement as provided in such documents, unless the context otherwise requires.

                                   ARTICLE H

                          ORGANIZATION OF THE COMPANY

     SECTION 2.1 CERTIFICATE OF INCORPORATION. The Stockholders approve the form of the Certificate of Incorporation for the Company which is attached to this Agreement as Exhibit "A".

     SECTION 2.2 FORMATION OF THE COMPANY. On or before the Closing Date, SOCO has caused the Certificate of Incorporation of the Company to be filed in the appropriate public offices of the State of Delaware, and shall take such other actions as shall be necessary to cause the Company to be formed as a Delaware close corporation.

  SECTION 2.3  ORGANIZATION OF THE COMPANY AND DIRECTORS' AND STOCKHOLDERS'
RESOLUTIONS.   The Stockholders approve the forms of Directors' and
Stockholders' Resolutions providing for the organization of the Company in accordance with the terms of this Agreement, copies of which are attached as Exhibits "C" and "D", respectively. On the Closing Date, the Stockholders agree to cause the Directors of the Company to adopt such Directors' Resolutions by unanimous written consent, and agree to adopt the Stockholders' Resolutions by
unanimous written consent.   Among other matters, such Directors' Resolutions
provide for the adoption of the Bylaws, the approval of this Agreement and the issuance of Shares to the Stockholders as contemplated hereby.

                                  ARTICLE III

                            BUSINESS OF THE COMPANY

  SECTION 3.1 PLACE OF BUSINESS. The Company's place of business (the "Company Office") shall be located in Houston, Texas, or at such other place or places as the Board of Directors may from time to time designate.

  SECTION 3.2 PURPOSES AND OBJECTIVE. The purposes of the Company are to consummate the transactions provided for in the Stock Purchase Agreement that are to be performed by the Company, including, without limitation, the purchase of the SOCO Mongolia Stock and thereby acquiring SOCO Mongolia, and thereby participating indirectly in Blocks XIX, XXI and XXII in accordance with the provisions of the PSC; to own and hold the SOCO Mongolia Stock; and to manage SOCO Mongolia, to exercise the rights and privileges of SOCO Mongolia as provided in the PSC and to provide financial, management and consulting services to SOCO Mongolia. The objective of the Company shall be to operate profitably and for the economic benefit and in the best interest of the Stockholders.

  SECTION 3.3 BUSINESS OPPORTUNITIES AS PROPERTY OF THE COMPANY. Except as expressly provided to the contrary in the further provisions of this Section 3.3, each Stockholder agrees that any business or investment opportunity identified by such Stockholder or any Affiliate thereof, that is within the purposes of the Company as set forth in Section 3.2, shall be the property of the Company; that the Company shall have the exclusive right to pursue such opportunity; and that such opportunity shall be referred to the Company promptly after being identified. This covenant shall be binding on the Stockholders and their successors and assigns; provided, however, the Parties specifically recognize and agree that each Stockholder is currently engaged in the exploration for and the production of oil, gas and other minerals, and each Stockholder shall have the right to continue or initiate such further activities, individually, jointly with others, or as a part of any other joint venture, limited or general partnership or other entity in which it is or may become a party, in the Republic of Mongolia or in any other locale, except for those specific licenses or concessions in which either the Company or SOCO Mongolia owns an interest. No provision of this Agreement shall be construed as requiring a Stockholder to permit the Company, SOCO Mongolia or another Stockholder to participate in any of its operations in which such Stockholder may now or hereafter be interested.

     SECTION 3.4 ADOPTION OF BYLAWS. The Stockholders hereby approve and adopt the Bylaws in the form attached hereto as Exhibit "B" as the Bylaws of the Company. In addition, such Bylaws are incorporated by reference herein and shall have the force and effect of a covenant and agreement contained herein. If the Stockholders amend or modify this Agreement, then the Stockholders agree to amend, modify or replace the Certificate of Incorporation and/or the Bylaws as may be necessary to describe accurately the agreement of the Stockholders regarding the matters addressed in the Bylaws.

     SECTION 3.5 STOCKHOLDERS' REPRESENTATIVES. At the request of the Managing Director, each Stockholder shall designate in writing (the "Designation"), those individuals, any one of which (which individual shall be referred to as the "Representative"), is from the date thereof duly authorized to act on behalf of and bind such Stockholder with regard to all Company matters and affairs, including, without limitation, Major Decisions. The other Stockholders and the Managing Director shall be entitled to rely for all purposes hereof upon any communication or instruments in writing, issued or executed by any such Representative of a Stockholder as being binding upon, and made on the behalf of, that Stockholder, until receipt by the Managing Director of a new Designation designating another Representative. Unless otherwise provided in the Designation or unless a proxy is otherwise granted with respect to a meeting or meetings, any such Stockholder's Representative shall be deemed to have all rights, powers and privileges of a proxy of such Stockholder, with full power to exercise all voting powers attributable to the Shares held by such Stockholder and to execute written consents on the Stockholder's behalf. A Designation may not be made irrevocable, but it shall not be deemed to be revoked merely by the grant of a proxy. Nothing contained in this Section 3.5 shall be deemed to limit or affect the power of Stockholders to grant proxies or the scope and terms of such proxies. Additional provisions, not inconsistent with the foregoing, concerning Representatives may be set forth in the Bylaws.

     SECTION 3.6 STOCKHOLDER'S PROXY. A Stockholder may grant a Stockholder's Proxy to another Stockholder or to any adviser designated in writing by a Representative. Any such Stockholder who has granted a Stockholder's Proxy shall be deemed present at a meeting for quorum purposes if his Stockholder's Proxy Holder attends such meeting. A Stockholder's Proxy may be irrevocable, shall be in writing, shall be dated and shall not confer any power on the Stockholder's Proxy Holder to make a decision on behalf of a Stockholder to approve any Major Decision unless the Stockholder's Proxy is specifically given to make such Major Decision with respect to the specific event giving rise to such Major Decision. In addition, the Stockholder's Proxy may provide that the Stockholder's Proxy Holder may execute written consents in the name of and on the behalf of the Stockholder granting such Stockholder's Proxy, and any such written consent executed by such Stockholder's Proxy Holder will be treated as if the Stockholder granting such Stockholder's Proxy had executed such written consent. Also, the Stockholder's Proxy may provide that delivery of notices of Stockholders' meetings and any other notices required or permitted by law to be given to the Stockholder granting the Stockholder's Proxy will be sufficient if given to the Stockholder's Proxy Holder. The Stockholder granting any Stockholder's Proxy, however, shall be responsible for all decisions made and actions taken by the Stockholder's Proxy Holder in the exercise of such Stockholder's Proxy to the same extent as he would be responsible if he had participated in the decision or had taken the action himself.

  SECTION 3.7 STOCKHOLDERS' VOTING. In respect of any matter to be determined by the Stockholders, the vote required for its approval shall, unless otherwise specified in the Certificate of Incorporation, the Bylaws or this Agreement, be the same as if such matter was to be voted on by the Board of Directors.

                                   ARTICLE IV

                     CONTROL AND MANAGEMENT OF THE COMPANY

  SECTION 4.1  BOARD OF DIRECTORS.

     (a) The Stockholders agree that the Board of Directors of the Company shall have no more than six positions (the persons from time to time elected to fill such positions being herein referred to as "Directors" and collectively referred to herein as the "Board of Directors"). Until the Stockholders otherwise unanimously amend this Agreement or the Certificate of Incorporation, or this Agreement is terminated, the Board of Directors shall not include more than six members without the unanimous agreement of all Stockholders. Subject to the foregoing, the size of the Board of Directors shall be established by the Board from time to time but it shall not be more nor less than the aggregate number of Directors the Stockholders are empowered to appoint.


     (b) Each Stockholder owning 25% or more of the outstanding Shares shall have the right and power to appoint and elect two persons to the Board of Directors at each annual meeting of the Stockholders and to remove any person so appointed. Each Stockholder owning less than 25% of the outstanding Shares shall have the right and power to appoint and elect one person to the Board of Directors at each such meeting and to remove any person so appointed. (Each Stockholder exercising the right and power to appoint and elect person(s) to the Board of Directors is a "Designating

Stockholder".) If a vacancy occurs on the Board of Directors for any reason whatsoever (other than by an increase in directorships, which shall be governed by Article III, Section 3 of the Bylaws), then the Stockholder which shall have appointed and caused the election of the Director whose departure has occasioned the vacancy shall have the right to appoint and elect a replacement for such vacating Director, which replacement shall serve for the remainder of the term of such vacating Director. During the term of this Agreement, no Director shall be removed from the Board of Directors without his written consent except, as provided above, by the Stockholder that appointed him and caused his election. Each Stockholder agrees to take such action as necessary to approve the appointment and election of each of the Director(s) the Designating Stockholder appoints and elects to be Director(s) as provided above, although such approval shall not be a condition to the exercise of any right, power or privilege by the Director(s) that the Designating Stockholder is entitled to appoint and elect and the failure of any other Stockholder to grant such formal approval shall not disqualify any Director so appointed and elected. Notwithstanding the foregoing, at such time as the number of Shares held by a Designating Stockholder is reduced to a level such that it would no longer be entitled to appoint the person or persons then serving on the Board of Directors on behalf of such Designating Stockholder, it hereby covenants and agrees that it shall immediately remove any and all such persons it is not entitled to appoint.

     (c) At all meetings of the Board of Directors the Director or Directors appointed by each Designating Stockholder shall vote as a single group and such group shall be entitled to cast one vote for each Share owned by such Stockholder.

     (d) The Managing Director shall cause minutes of the meetings of the Stockholders and the Board of Directors to be kept and circulated to the Stockholders and the Directors, respectively, within 21 days after a meeting. The minutes of each meeting shall be deemed to be accepted by the Stockholders or the Directors, as the case may be, unless a written objection is received by the Managing Director within 20 days of a Stockholder's or Director's receipt, as the case may be, of the draft circulated by the Managing Director.

     (e) The Stockholders agree that the Board of Directors may in its discretion appoint an Advisory Board of Directors in accordance with the provisions of Article III, Section 7 of the Bylaws.

  SECTION 4.2 MANAGING DIRECTOR; SECRETARY AND ASSISTANT SECRETARY.

     (a) The Managing Director shall be Story, who is deemed to be appointed by SOCO, which appointment shall have been ratified and approved as provided in the Directors' Resolutions and Stockholders' Resolutions.

     (b) The Managing Director shall not be removed except (i) as a Major Decision taken pursuant to Section 4.4, (ii) pursuant to Section 4.7, or (iii) if the

Stockholder who appointed and elected him is in default in accordance with
Section 6.4. Appointment of a successor Managing Director in replacement of one who has vacated such position (whether by removal as aforesaid or otherwise) shall be a Major Decision taken pursuant to Section 4.4.

     (c) The Secretary shall be appointed by the Board of Directors and the Assistant Secretary appointed by the BIP.

     SECTION 4.3 RESPONSIBILITY FOR MANAGEMENT. Subject to Section 4.4, the Managing Director shall:

     (a) be responsible for managing the Company's business and affairs;

     (b) cause the Company's and SOCO Mongolia's respective business and affairs to be conducted in a good and workmanlike manner in accordance with good international oil and gas industry practice and in compliance with the provisions of the PSC and this Agreement;

     (c) regularly consult with the other officers concerning operations and keep the Board of Directors currently advised of all important matters arising in connection therewith;

     (d) or his designee, be the SOCO Mongolia representative on any joint operating committee, exploration advisory committee, operating committee or such other committee as may be established for the Contract Area (such representation to be in accordance with the determinations of the Board of Directors);

     (e) shall use his reasonable best efforts to ensure that each Stockholder shall:

        (i) have free access at its own risk and expense to the area of joint operations at any reasonable time, with right to follow as observer any current operations and the right to inspect all materials, equipment and property, and all available information pertaining to joint operations provided that such rights are not exercised in such manner that they might interfere with the operations conducted by the operator;

        (ii)     obtain reports on the operations issued by the operator;

        (iii) obtain, upon request and, subject to Section 5.3(g), at its own expense, copies of any documentation concerning joint operations, as well as, to the extent available, samples, cores and cuttings; and

        (iv) have the right (if requested by such Stockholder) to be present as an observer at all meetings of any joint operating committee, exploration advisory committee, operating committee or other committee and all technical or other sub-committees of any thereof;

     (f) promptly deliver to each Stockholder a copy of each document SOCO Mongolia or the Company receives from or sends to MGT; and

     (g) at the expense of the Company, provide each Stockholder (unless otherwise requested by such Stockholder) with a copy of all proprietary data relating directly or indirectly to the PSC (including, without limitation, all geological and geophysical data, well logs, test information, technical reports, maps, models and interpretations relating to or derived from operations under the PSC or data and information traded for PSC related data and information).

  SECTION 4.4 RESPONSIBILITY FOR DAY-TO-DAY OPERATIONS AND MAJOR DECISIONS.

     (a) The Managing Director shall manage the day-to-day operations of the Company and implement the decisions of the Board of Directors, including Major Decisions. The Managing Director is authorized, empowered and obligated to pay all costs and expenses which are necessary or appropriate to the furtherance of the purposes and objectives of the Company and payment of which will not constitute a Major Decision.

     (b) No Major Decision may be made and no action shall be taken with respect to any matter that is within the scope of a Major Decision unless it has been approved by the Directors as provided below in Section 4.5. The Major Decisions are:

        (i) approving the Annual Budget, any amendment thereto or making a deviation of more than 10% from the aggregate expenditures authorized by an Approved Annual Budget, as may be amended;

       (ii) any commitment under the PSC by the Company and/or SOCO Mongolia, in which the financial commitment of either the Company and/or SOCO Mongolia therein shall exceed $150,000.00;

        (iii) the obtaining of any loan or other credit facility (in addition to loans or other credit facilities forming part of an Approved Annual Budget or as part of a commitment described in (ii)), whether or not secured by assets of the Company and/or SOCO Mongolia, for which the credit of the Company and/or SOCO Mongolia will be committed in a sum greater than $50,000.00, except for any loans made pursuant to Article VI,

        (iv) entering into by the Company and/or SOCO Mongolia of any contract calling for the Company and/or SOCO Mongolia to provide or receive services for a term longer than twelve (12) months (unless the Company and/or SOCO Mongolia may cancel such contract, without penalty, on not more than sixty (60) days notice);

        (v) issuance of Shares or other securities by the Company or SOCO Mongolia;

        (vi) selection of legal counsel and the accounting and auditing firm of the Company and/or SOCO Mongolia, and any change in such selection;

        (vii) selection of depositories for the funds of the Company and/or SOCO Mongolia;

        (viii) approval of the foreign, federal and any state income tax returns of the Company and/or SOCO Mongolia;

        (ix) approval of the Technical and Administrative Services Agreement and the rates for services to be rendered thereunder or any renewal, termination or amendment of such agreement or any increase in such rates;

        (x) directly or indirectly entering into any contract or arrangement between the Company and/or SOCO Mongolia and a Stockholder or an Affiliate thereof;

        (xi) removal or replacement of the Managing Director (other than as provided in Section 4.7);

        (xii) payment of any dividends or other distributions (whether in cash or in kind) in respect of the Shares, except as otherwise provided in
    Section 6.4;

        (xiii) repayment of any loans made by the Stockholders to the Company, except as otherwise provided in Section 6.4;

        (xiv) determining the working capital reserve of the Company and/or SOCO Mongolia and any revision to such amount;

        (xv) determining whether SOCO Mongolia should exercise any rights of pre-emption under a JOA;

        (xvi) any decision that SOCO Mongolia should withdraw from a JOA or PSC, or exercise any right of relinquishment under the PSC;

        (xvii) any sale or other disposal of assets of the Company and/or SOCO Mongolia other than in the ordinary course of business;

        (xviii) the payment to or reimbursement of any Stockholder for any expenses or other liability incurred and paid on behalf of the Company;

        (xix) determining SOCO Mongolia's position in respect of any of the matters referred to in a JOA which require for their implementation the unanimous vote of the parties to the JOA;

        (xx) the selection of all exploratory well locations (but not the conduct of operations pursuant to the Well Agreement);

        (xxi) the selection of all seismic locations (but not the conduct of operations pursuant to the Seismic Agreement);

        (xxii) the selection and appointment of the members of the Boards of Directors of SOCO Mongolia and any other subsidiaries of the Company;

        (xxiii) the sale or disposition (through farm out or otherwise) of any interest in the PSC;

        (xxiv) any amendment to or modification of the PSC, except as provided in Section 3.16 of the Stock Purchase Agreement; and

        (xxv) any amendment to or modification of any material contracts of the Company.

     (c) Approval of the Annual Budget by the Board of Directors shall constitute authorization for the Managing Director, and he shall be obligated, to carry out and undertake on behalf of the Company and SOCO Mongolia the work and expenditures provided for in such Approved Annual Budget and it shall not be necessary for the Managing Director to obtain any further authority from the Board of Directors for expenditures thereunder.

  Section 4.5 QUORUM; ACTION AND VOTING.

     (a) A quorum of the Board of Directors shall exist only if at least three of the Directors are present.

     (b) A Major Decision shall require the approval of Directors holding more than 55% of all votes entitled to be cast by all Directors (whether present or not) at a duly called meeting at which a quorum is present. All other action to be taken by the Board of Directors shall require the approval of Directors holding more than 50% of all votes entitled to be cast by all Directors (whether present or not) at such meeting.

     (c) The Directors appointed and elected by each Designating Stockholder shall vote together as a single group and the aggregate number of votes each such Director group may cast shall be equal to one vote for each Share owned by such Designating Stockholder.

     (d) In lieu of a meeting, a unanimous written consent executed by all Directors may be prepared and executed in accordance with the applicable sections of the General Corporation law of Delaware, the Bylaws and, if applicable, Section 4.5(e) of this Agreement, and any such written consent shall have the same force and effect as a unanimous affirmative vote by the Board of Directors taken at a meeting duly convened and held.

     (e) A Director may grant a Director's Proxy to another Director or any adviser. Any such Director who has granted a Director's Proxy shall be deemed present at a meeting for quorum purposes if his Director's Proxy Holder attends such meeting. A Director's Proxy may be irrevocable, shall be in writing, shall be dated and shall not confer any power on the Director's Proxy Holder to make a decision on behalf of a Director to approve any Major Decision unless the Director's Proxy is specifically given to make such Major Decision with respect to the specific event giving rise to such Major Decision. In addition, the Director's Proxy may provide that the Director's Proxy Holder may execute written consents in the name of and on the behalf of the Director granting such Director's Proxy, and any such written consent executed by such Director's Proxy Holder will be treated as if the Director granting such Director's Proxy had executed such written consent. Also, the Director's Proxy may provide that delivery of notices of Directors' meetings and any other notices required or permitted by law to be given to the Director granting the Director's Proxy will be sufficient if given to the Director's Proxy Holder. The Director granting any Director's Proxy, however, shall be responsible for all decisions made and actions taken by the Director's Proxy Holder in the exercise of such Director's Proxy to the same extent as he would be responsible if he had participated in the decision or had taken the action himself.

  SECTION 4.6 APPROVAL OF ANNUAL BUDGET. By August 1 of each Fiscal Year, the Managing Director shall prepare and deliver to the Board of Directors a proposed Annual Budget for the business of the Company for the next Fiscal Year. When approved pursuant to Section 4.5, such Annual Budget shall be an "Approved Annual Budget". Annual Budgets shall be submitted for Fiscal Years in the format, form and content approved by the Board of Directors from time to time.

  SECTION 4.7 REMOVAL OF MANAGING DIRECTOR OR ANY OTHER OFFICER.   Upon the
occurrence of wilful misconduct, gross negligence or breach of duty of loyalty that has had a continuing material and adverse effect on the Company, either the Managing Director or any officer may be removed from his position as such of the Company (but in any such case he shall be and remain as a Director). Such removal shall be made only by an action taken by the unanimous agreement of the Stockholders who did not appoint such Director. The Managing Director may also be removed at any time without the need to show cause by an action approved by all of the Stockholders who did not appoint such Director. If the Managing Director is removed, and if following such removal, the Board of Directors is unable by unanimous agreement to select a successor Managing Director of the Company, then the entirety of the business and affairs of the Company, including both Major Decisions and the day-to-day operations of the Company, shall be governed and managed by the Board of Directors as a whole, with the same requirements for a quorum and action as are set forth in Section 4.5 of this Agreement.

  SECTION 4.8 INDEMNITY OF DIRECTORS AND OFFICERS. In addition to the indemnification provisions contained in the Bylaws, the Directors and the officers, individually and collectively, shall be indemnified and held harmless by the Company (but not by any Stockholder) from and against any and all claims, demands, liabilities, costs, damages, and causes of action of any nature whatsoever arising out of or incidental to the management of the Company affairs by the Board of Directors and the officers in accordance with the terms of this Agreement and in furtherance of the objectives and purposes of the Company; provided, however, that a Director or an officer shall not be indemnified if, upon final adjudication, it is determined that such Director or officer has engaged in wilful misconduct, gross negligence, or breach of duty of loyalty that has had a material adverse effect on the Company.

     The indemnification authorized by this Section 4.8 shall include payment of reasonable attorneys' fees and other expenses as incurred in connection with any settlement or any finally adjudicated legal proceeding.

     The indemnification rights contained in this Section 4.8 shall be cumulative of, and in addition to, any and all rights, remedies, and recourse to which the Directors and the officers shall be entitled under the Bylaws, at law, or in equity. Indemnifications hereunder shall be made from assets of the Company and no Stockholder shall be personally liable to any indemnitee.

                                   ARTICLE V

                        BOOKS AND RECORDS AND ACCOUNTING

  SECTION 5.1 ACCOUNTING METHOD. The Company shall keep proper and complete books of account, in accordance with generally accepted accounting principles, on the accrual method of accounting consistently applied at all times during its existence.

     SECTION 5.2  DELIVERY OF STATEMENTS.

     (a) Notwithstanding any other provision of this Agreement that may appear to be to the contrary, the Company will promptly furnish to each Stockholder from time to time upon request such information regarding the business and affairs and financial condition of the Company and its subsidiaries as the Stockholder may reasonably request.

     (b) The Company will also furnish to each Stockholder promptly after becoming available and in any event within 90 days after the close of each Fiscal Year, the audited consolidated balance sheets of the Company and its subsidiaries as at the end of such year, the audited consolidated statements of reconciliation of capital accounts of the Company and its subsidiaries for such year, and the audited consolidated statement of changes in financial position of the Company and its subsidiaries for such year, setting forth in each case for Fiscal Years ending after December 31, 1994 in comparative form the corresponding figures for the preceding Fiscal Year, accompanied by the related report of the independent public accountants of the Company which report shall be to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated except for such changes in such principles with which the independent public accountants shall have concurred.

     (c) The Company will also furnish to each Stockholder promptly after becoming available and in any event within 60 days after the end of each quarterly period in each Fiscal Year, the unaudited consolidated balance sheets of the Company and its subsidiaries as at the end of such quarter, the unaudited consolidated statement of changes in financial position of the Company and its subsidiaries as of such quarter, the unaudited consolidated statements of profit and loss of the Company and its subsidiaries for such quarter and for the quarter from the beginning of the Fiscal Year to the close of such quarter, and the unaudited consolidated statement of reconciliation of capital accounts of the Company and its subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the close of such quarter, setting forth in each case for Fiscal Years ending after December 31, 1994 in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year.

     (d) In addition, the Managing Director will also furnish each Stockholder with a monthly management report in the form and content from time to time approved by the Board of Directors, with such monthly management report to be delivered not later than the 20th day of the month following the month covered by such report.

   SECTION 5.3 RIGHT TO EXAMINE BOOKS AND RECORDS. At any time and from time to time while the Company continues and until its complete liquidation (but only after written notice to the Managing Director and only during normal business hours), each Stockholder or its agent may fully examine and audit the Company's and/or SOCO Mongolia's books, records, accounts and assets, including bank balances, and to this end may cause such examination or audit to be made by any certified public accountant employed by such Stockholder at such Stockholder's expense. The Parties shall use their reasonable best efforts to coordinate any such examination so as to minimize expense and disruption. Such examination shall be conducted in accordance with the provisions of Section 7 of Article VI of the Bylaws.

  SECTION 5.4 FISCAL YEAR. The fiscal year ("Fiscal Year") of the Company shall end December 31.

                                   ARTICLE VI

                     FINANCING THE EXPENSES OF THE COMPANY

  SECTION 6.1 APPROVED ANNUAL BUDGETS.  In accordance with the provisions of
Section 4.6, the Managing Director will prepare and deliver to the Board of Directors for its review and approval an Annual Budget for each Fiscal Year. When an Annual Budget is approved pursuant to Section 4.5, the Stockholders promise, covenant and agree to promptly pay all Expenses incurred pursuant to an Approved Annual Budget in the manner set forth in Section 6.2.

  SECTION 6.2  MANDATORY LOANS.

     (a)   Each loan made to the Company by a Stockholder pursuant to this
Section 6.2 is referred to in this Agreement as a "Mandatory Loan".

     (b) If, at any time or from time to time on or after the date hereof and prior to the conclusion of petroleum operations in a Contract Area (but not after such date), funds are needed by the Company in order to pay or discharge any Expenses, then upon the election of the Managing Director (as evidenced by the Mandatory Loan Notice), the Stockholders shall be obligated (the "Mandatory Loan Obligation") to loan to the Company, pro rata, in accordance with the ratio from time to time of their respective Shares, that amount (a "Mandatory Loan Amount") which is the amount necessary to pay such Expense. The Managing Director shall send a Notice (a "Mandatory Loan Notice") to each Stockholder identifying the Expenses which will be paid with the proceeds of such Mandatory Loan and stating the due date for each such Expense. The Mandatory Loan for each such Expense shall be advanced to the Company in good funds in such account as the Managing Director may designate on or before that date (a "Mandatory Loan Date") which is the later of (i) five (5) days prior to the due date for such Expense as specified in the Mandatory Loan Notice or (ii) five

(5) business days after receipt by each Stockholder of the related Mandatory Loan Notice. No Stockholder shall ever be obligated to make a Mandatory Loan to the Company for any purpose other than to permit the Company to pay Expenses.

  (c) Upon the receipt of the funds constituting a Mandatory Loan under this Section 6.2, the Company shall promptly record in its books the amount of the Mandatory Loan so loaned by such Stockholder to the Company. Each Mandatory Loan shall bear interest at the Loan Rate (or at such other rate as may be set forth in the applicable Mandatory Loan Note referred to below) with effect from the Mandatory Loan Date until repayment. Each Mandatory Loan shall constitute and be a debt of the Company maturing December 31, 2009, ("Maturity Date") and payable prior to maturity only from the funds and at the level of priority established for payment of Mandatory Loans in Section 6.4. No Stockholder or its Affiliates shall ever have any personal liability (joint, several or joint and several) for repayment of all or any portion of any Mandatory Loan, whether principal thereof or interest thereon.

  (d) The Mandatory Loan Obligation of each Stockholder shall expire and terminate on the Maturity Date; provided, however, that the occurrence of the Maturity Date shall not discharge any Mandatory Loan Obligation Default that may have occurred prior to the Maturity Date.

  (e) At any time and from time to time any Stockholder may request the Company to issue it with one or more Mandatory Loan Notes in respect of all of its Mandatory Loans to that date. In the absence of any such request, the Company shall issue such Mandatory Loans to the Stockholders no less frequently than once a calendar quarter.

  SECTION 6.3  FAILURE TO MAKE MANDATORY LOANS.

  (a) In the event of a default by a Stockholder in advancing a Mandatory Loan on or before the applicable Mandatory Loan Date (a "Mandatory Loan Obligation Default"), upon the election of the Managing Director, the Company shall have and may pursue, subject to the further provisions of this Section 6.3, any and all remedies available to the Company under this Agreement, at law or in equity, all of which remedies shall be cumulative and non-exclusive. Notwithstanding anything to the contrary contained in this Agreement, but subject to the further provisions of this Section 6.3, the decisions as to whether the Company will pursue available remedies on account of a Mandatory Loan Obligation Default and as to which remedies the Company will pursue and the manner and method of pursuit of such remedies (including any settlement of claims against a Stockholder on account of such Mandatory Loan Obligation Default) shall be vested solely in the Managing Director (or the Board of Directors in the event that the Stockholder who appointed the Managing Director is in default and further references in this Section 6.3 to the Managing Director shall, in such circumstances, mean the Board of Directors).

  (b) Immediately upon the occurrence of a Mandatory Loan Obligation Default, and continuing thereafter unless and until such Mandatory Loan Obligation Default is cured and remedied by or on behalf of such Stockholder, (i) such Stockholder shall have no rights, powers or authority as a Stockholder under this Agreement, except for those rights, powers or authority which pursuant to the Delaware General Corporation law (the "ACT") or other applicable law may not be waived, negated or relinquished by a Stockholder in a Delaware close corporation (and such Stockholder shall be deemed to have fully waived, negated and relinquished all rights, powers and authority otherwise available to a Stockholder as a Stockholder hereunder to the fullest extent permitted by the Act and other applicable law), (ii) the person or persons appointed to the Board of Directors by such Stockholder shall not have the right, power or authority to vote on or consent to any action taken by the Board of Directors; (iii) such Stockholder shall remain bound and obligated to perform and observe all provisions of this Agreement providing for performance or observance thereof by such Stockholder; and (iv) the Company shall not pay to such Stockholder any payments of interest or principal on outstanding Mandatory Loans or Advancing Stockholder Loans or any distributions of dividends on its Shares.

  (c) If a Mandatory Loan Obligation Default occurs, then the other Stockholders (the "Non-defaulting Stockholders") shall have the obligation, within three business days after the relevant Mandatory Loan Date(s), to make advances to the Company in an aggregate amount equal to the amount of the Mandatory Loan as to which such Mandatory Loan Obligation Default occurred, pro rata, in accordance with the ratio from time to time of their respective Shares (or in such other proportions as the Non-defaulting Stockholders may between themselves determine). Any such advance by a Non-defaulting Stockholder (an "Advancing Stockholder") shall constitute a loan (an "Advancing Stockholder Loan") from the date made ("Advance Date") by such Advancing Stockholder to the Company, which loan shall be evidenced by a loan note in a form reasonably satisfactory to the Advancing Stockholder and the Managing Director (an "Advancing Stockholder Loan Note") and be payable on the terms and provisions contained in this Section 6.3(c) and Section 6.4. Upon the receipt of the funds constituting an Advancing Stockholder Loan, the Company shall promptly issue an Advancing Stockholder Loan Note to the Advancing Stockholder in the amount of the Advancing Stockholder Loan so loaned by the Advancing Stockholder to the Company. The making of an Advancing Stockholder Loan by an Advancing Stockholder will not in any manner be deemed a satisfaction or cure of the Mandatory Loan Obligation Default nor in any manner prohibit or limit any remedies available to the Company on account of such Mandatory Loan Obligation Default.

  An Advancing Stockholder Loan shall bear interest on the principal balance thereof at the Default Rate from the Advance Date therefor through the date such Advancing Stockholder Loan (principal and accrued interest) is fully repaid to the Advancing Stockholder by the Company. An Advancing Stockholder Loan shall constitute and be a debt of the Company payable by the Company only from time to time from the funds and at the level of priority established for payment of Advancing Stockholder Loans in Section 6.4, and no Stockholder or its Affiliates shall ever have any personal liability (joint, several or joint and several) for repayment of all or any portion of such Advancing Stockholder Loan, whether principal thereof or interest thereon.

  (d) A defaulting Stockholder shall have a period of 60 days after receipt of Notice of default from the Managing Director within which to cure a default by paying in full to the Company all amounts for which it is in default, plus interest at the Default Rate (including all Advancing Stockholder Loans plus interest thereon which arose as a result of its default). Failure to cure a default in such manner shall result in the application of sub-paragraph (e) below.

  (e) In addition to all remedies available to the Company at law or in equity on account of a Mandatory Loan Obligation Default, upon the election of the Managing Director, and following the period of 60 days referred to in sub-paragraph (d) above, the Company may elect by written notice to such Stockholder to cancel and terminate the Shares of such Stockholder, in which event (i) the number of Shares of such Stockholder will be reduced to zero (0), (ii) any Mandatory Loans or Advancing Stockholder Loans (outstanding principal and accrued and unpaid interest) previously made by such Stockholder to the Company will be deemed canceled and discharged, (iii) the right of such Stockholder to receive distributions and dividends and participate in Company affairs will be terminated, and (iv) such Stockholder will cease to be a Stockholder for any purpose under this Agreement. Cancellation and termination of the Shares and Mandatory Loans and Advancing Stockholder Loans of such Stockholder as above provided will not in any manner be construed as liquidated damages paid to the Company for a Mandatory Loan Obligation Default and, upon the election of the Managing Director, the Company will remain entitled to pursue any and all other remedies available to the Company hereunder, or at law or in equity, with respect to such Mandatory Loan Obligation Default.

  (f) In the event of cancellation and termination of the Shares of the Stockholder in accordance with the foregoing, such Stockholder will be obligated to return to the Company the stock certificate evidencing its Shares and all Mandatory Loan Notes and Advancing Stockholder Loan Notes evidencing outstanding Mandatory Loans and Advancing Stockholder Loans (marked to indicate cancellation and discharge) and also, upon the request of the Company, to execute such instruments as may be necessary or appropriate to confirm such cancellation and termination of its Shares and cancellation and discharge of any outstanding Mandatory Loans and Advancing Stockholder Loans and Mandatory Loan Notes and Advancing Stockholder Loan Notes. If such Stockholder fails to execute such instruments, then the Company (acting through the Managing Director) may execute, acknowledge and deliver such instruments for, on behalf of, and in the stead of such Stockholder and such execution, acknowledgment and delivery by the Company shall be for all purposes as effective against and binding upon such Stockholder as though such execution, acknowledgment and delivery had been by such Stockholder. Each Stockholder does hereby irrevocably constitute and appoint the Company as the true and lawful attorney in fact of such Stockholder and its successors and assigns, in the name, place and stead of such Stockholder or its successors or assigns, as the case may be, to execute, acknowledge and deliver such instruments as may be required to be executed by or on behalf of such Stockholder under this Section 6.3(f). It is expressly understood, intended and agreed by each Stockholder, for itself and its successors and assigns, that the grant of the power of attorney to the Company pursuant to this Section 6.3(f) is coupled with an interest, is irrevocable, and shall survive the dissolution or other liquidation or termination of such Stockholder, its successors or assigns, as applicable, or the transfer of the Shares of such Stockholder in the Company, or the dissolution of the Company.

  (g) Notwithstanding the generality of the provisions of Section 6.3(a), if upon the occurrence of a Mandatory Loan Obligation Default (i) the Company exercises its right under Section 6.3(e) to cancel and terminate the Shares and Mandatory Loans and Advancing Stockholder Loans of such Stockholder and (ii) upon Notice to such Stockholder of such exercise, such Stockholder shall, on demand, (A) fully comply with its obligations under such Section 6.3(f) and (B) without limitation, deliver to the Company a written release, reasonably satisfactory to the Company, by which such Stockholder, for itself, its successors, legal representatives and assigns, forever releases, acquits and relinquishes any right, title or interest whatsoever in its Shares, Mandatory Loans and Advancing Stockholder Loans and any right or cause of action whatsoever, at law or in equity, to contest, oppose, seek to have declared unenforceable, set aside or rescind the right of the Company under Section 6.3(e) to cancel and terminate such Stockholder's Shares, Mandatory Loans and Advancing Stockholder Loans, then after that time (the "Relevant Time") (i) the Managing Director shall have no further right to elect to cause the Company to call for Mandatory Loans with a Mandatory Loan Date falling on or after the Relevant Time to the Company from such Stockholder under Section 6.2 and the Maturity Date shall be deemed to have occurred in respect of all Mandatory Loans outstanding at the Relevant Time (but the deemed occurrence of the Maturity Date shall not discharge any Mandatory Loan Obligation Default that may have occurred prior to the Maturity Date) and (ii) the Company shall not be entitled to recover damages as a consequence of such Mandatory Loan Obligation Default in excess of the sum of (A) the Mandatory Loan Amount as to which such Mandatory Loan Obligation Default occurred, (B) prejudgment interest on such Mandatory Loan Amount from the applicable Mandatory Loan Date at the Default Rate and (C) all reasonable costs of collection thereof (including, without limitation, costs of court and reasonable attorneys' fees). Nothing in this Section 6.3(g) shall limit the right of the Company to recover damages (as limited by this Section 6.3(g), if applicable) for each Mandatory Loan Obligation Default.

  (h) The Company shall have and is hereby granted by each Stockholder a security interest in such Stockholder's Shares and in any Mandatory Loan Notes and Advancing

Stockholder Loan Notes issued by the Company to such Stockholder. In order to enforce the rights of the Company under this Section 6.3, but without prejudice to any other remedy that may be available to the Company in the event of a Mandatory Loan Obligation Default, the Company shall have all the rights and remedies available to a secured party under the Uniform Commercial Code as adopted in the State of Delaware.

  (i) Each Stockholder acknowledges that it is familiar with the terms of the PSC; that the Company is dependent on each Stockholder performing its Mandatory Loan Obligation in order to permit the Company and/or SOCO Mongolia to meet its obligations under the PSC, to preserve and protect the Company's assets and to enable the Company to make such expenditures and investments as shall be necessary or appropriate to achieve its purposes and objectives; that, as a consequence of the foregoing, a default by a Stockholder in the performance of its Mandatory Loan Obligation could have grave consequences to the Company, including, without limitation, the Company's and/or SOCO Mongolia's loss of its interest in the Contract Area; and that the potential for such grave consequences to the Company justify and make reasonable all of the remedies available to the Company under this Section 6.3 in the event of a Mandatory Loan Obligation Default.

  SECTION 6.4 REPAYMENT OF MANDATORY LOANS AND ADVANCING STOCKHOLDER LOANS. The Parties agree that the gross receipts of the Company for any period shall be applied as promptly as practicable to the following (without duplication):

     (a) first, to the payment of Expenses incurred in such period;

     (b) then, to the establishment or restoration of such working capital reserves as the Board of Directors may establish from time to time;

     (c) then, to the repayment or prepayment of Advancing Stockholder Loans (if any) and interest thereon owed by the Company in the order such loans were made, pro rata, on the basis of the relative amounts (principal and accrued interest) thereof;

     (d) then, to the repayment or prepayment of Mandatory Loans (if any) and interest thereon owed by the Company in the order such loans were made, pro rata, on the basis of the relative amounts (principal and accrued interest) thereof; and

     (e) finally, to the Stockholders, pro rata, on the basis of their respective Share ownership.

                                  ARTICLE VII

                                  ARBITRATION

  SECTION 7.1 OBLIGATION TO ARBITRATE. The Parties each agree that any material controversy or claim (a "Controversy" or "Controversies") as between or among the Stockholders and/or the Company (the "Covered Parties") arising out of or relating to this Agreement, the Stock Purchase Agreement or any other document or instrument executed pursuant to or made effective as a result of the foregoing agreements (collectively the "Governing Agreements"), or the breach thereof by any of the Covered Parties, shall be resolved or settled by arbitration in accordance with and governed by the provisions of the Texas General Arbitration Act, Articles 224 et. seq. of the Revised Civil Statutes of Texas, as such statutes may be amended or supplemented from time to time and any successor statutes (the "Arbitration Act"), except as the matters or scope of the provisions of such Arbitration Act are limited or modified by the provisions hereof. The arbitration proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") except to the extent provided in this Agreement and except to the extent the Arbitration Act expressly requires a procedure or provides a remedy that cannot be modified or waived by agreement. If, for any reason, the Arbitration Act is held to be inapplicable to any such controversy or claim, the Federal Arbitration Act, 9 U.S.C. (S)1 et. seq., as such act may be amended or supplemented from time to time and any successor statute, shall apply except as limited or modified by the terms hereof; provided that the provisions of the Texas General Arbitration Act also apply to the extent that they are not in direct conflict with the Federal Arbitration Act. In such case, the term "Arbitration Act" as used herein shall be deemed to consist of the Federal Arbitration Act and such non-conflicting provisions of the Texas Arbitration Act. No claim, demand, challenge or cause of action may be asserted, whether in arbitration or in judicial proceedings, if the Governing Agreements require such claim, demand or challenge to be raised within a certain period and such claims have not been raised within such period. In addition, the arbitration provisions hereof shall not, unless the Parties otherwise consent in writing at the time the Controversy arises, apply with respect to an action to enforce the obligations of a Stockholder to reimburse another Stockholder for payment of amounts advanced on its behalf or the exercise of any remedies for a failure to pay such reimbursable amounts or to make a Mandatory Loan or an Advancing Stockholder Loan and the consequences of a failure to make a Mandatory Loan or an Advancing Stockholder Loan, all as provided in Article VI.

  SECTION 7.2 INITIATION OF ARBITRATION PROCEEDINGS. Any Stockholder or the Company may initiate arbitration proceedings as provided in the Rules; for the purposes of determining whether arbitration proceedings have been timely instituted pursuant to the terms hereof, a Party shall be deemed to have initiated arbitration on the day it sends notice (regardless of whether such notice is deemed given pursuant to Section 12.2 hereof) of such initiation to the other Party. A Party may, pending the appointment of arbitrator(s) seek and obtain any preliminary relief available at law or in equity for the purpose of preserving the status quo pending the outcome of arbitration or preserving the Company's close corporation status as provided in Section 9.1, although the Managing Director, officers and Directors of the Company shall continue to exercise such powers and perform such responsibilities as are entrusted to them. Once arbitrators are appointed, such arbitrators shall have the power to issue temporary orders and grant preliminary relief pending the outcome of arbitration.

  SECTION 7.3  SELECTION AND QUALIFICATIONS OF ARBITRATORS.

     (a) The Parties may agree upon one arbitrator, but in the event that they cannot so agree within eight business days after a Party has received notice that arbitration proceedings have been instituted by another Party, there shall be three arbitrators, one named in writing by each of the Stockholders within ten business days after demand for arbitration is made (or if there are less than three Stockholders, then one named by each Stockholder, and a third to be chosen by the two so named within ten days after the appointment of the second arbitrator). If any Party (or the two arbitrators) should refuse or neglect to join in the appointment of the arbitrators, they (or the third arbitrator) shall be appointed in accordance with the provisions of the Rules.

     (b) Each arbitrator appointed hereunder shall be "neutral" within the meaning of the Rules and shall have had arbitration experience in a minimum of five years with respect to resolving disputes of the nature submitted in each instance hereunder.

  SECTION 7.4 PROCEDURAL RULES. To the extent not modified hereby and not otherwise required by the Arbitration Act, the Rules shall apply to the conduct of the arbitration, including (without limitation) the necessity of maintaining a stenographic record, representation by counsel, order or proceedings, rendering decisions by majority vote, inspection and investigations, matters of evidence, closing and opening of hearings, extensions of time, time, scope and form of award and so forth. However, hearings shall be held on consecutive days to the extent practicable and, in any event, shall not be adjourned or postponed for more than two consecutive week periods at any given time or from time to time, unless the parties otherwise agree. Moreover, although the arbitrators generally shall have such discretion with respect to discovery as is provided in the Arbitration Act and the Rules, the Parties intend that discovery be liberally permitted, and so the arbitrators shall provide for a schedule of discovery prior to the hearing and issue orders for discovery upon any Party's reasonable request.

  SECTION 7.5 PROCEEDINGS. All arbitration hearings conducted hereunder shall take place in Houston, Harris County, Texas; however, all judicial proceedings to enforce any of the provisions hereof shall be in accordance with the provisions of Section 12.13. Such hearings shall be at the time and place within said city as is selected by the arbitrators. Notice shall be given and the hearing conducted in accordance with, and the arbitrators shall have the powers described in, the provisions of Articles 228, 229 and 230 of the Arbitration Act as supplemented by the Rules. At the hearing any relevant evidence may be presented by any Party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrators.

  SECTION 7.6 AWARD. If there is only one arbitrator, his decision shall be binding and conclusive on the Parties. If there are three arbitrators, the decision of any two shall be binding and conclusive. The arbitrators shall hear and determine the matter and shall execute and acknowledge their award in writing and deliver a copy thereof to each of the Parties by registered or certified mail and by fax. The award of the arbitrator(s) shall be reached as provided in the Arbitration Act and the Rules. Upon the request of a Party, the arbitrator(s) shall set forth the reasons for his (their) decision in writing at the time of the rendering of the award. A judgment confirming, vacating, modifying or correcting the award of the arbitrators may be rendered by any court having jurisdiction in accordance with the provisions of the Arbitration Act; provided, that in addition to grounds provided for limiting, modifying or vacating an award in the Arbitration Act, a court may limit, modify or vacate an award if it was rendered upon the basis, in whole or in material part, upon a clearly erroneous conclusion of law.

  SECTION 7.7 COSTS AND EXPENSES. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing Party or Parties or in such proportions among the Parties to the Controversy as the arbitrators shall determine according to the Rules.

  SECTION 7.8 TERMINATION OF ARBITRATION PROCEEDINGS. If the arbitrators have not delivered an award within 60 days (unless such period is extended by the mutual agreement of the parties to the Controversy) of the initiation of the arbitration proceedings with respect to a Controversy, the arbitration proceeding may be terminated by any Party not predominantly (as among the parties to the Controversy) at fault for delays that prevented the arbitration proceedings from concluding with an award within such period, and such determination of fault shall be made in preference to any other matter and at the request of any Party by the arbitrators as expeditiously as possible. Upon any such termination, the parties to the Controversy may seek such remedies as may be available to them at law or in equity by judicial means or otherwise.

                                  ARTICLE VIII

                           INTERDEPENDENCE; REMEDIES

  SECTION 8.1 INTERDEPENDENCE. Corbin, BIP and SOCO each acknowledge and agree that each of the others is and will be materially relying upon the full performance by it of each of the covenants and agreements set forth in this Agreement in entering into the covenants and agreements set forth herein and contemplated by this Agreement and that without such covenants and agreements and the full performance thereof by Corbin, BIP and/or SOCO, as the case may be, the other Parties would not have entered into this Agreement. Corbin, BIP and SOCO are intended third party beneficiaries of each other's obligations in favor of the Company as set forth in this Agreement and, unless this Agreement provides for the enforcement of such obligations by the Managing Director or the Board of Directors, Corbin, BIP and SOCO agree that each of them may enforce such obligations as if it were the direct obligee of such obligations.

  SECTION 8.2 REMEDIES. The rights of each Party created hereby are acknowledged by each of the other Parties to be unique rights, the loss of which would be impossible fully to compensate with monetary damages. Consequently, each Party hereto agrees that in the event of a breach or threatened breach of this Agreement by another Party (the "Aggrieving Party"), any aggrieved party shall be entitled to an injunction restraining the Aggrieving Party from said breach or threatened breach, or an order or other court decree requiring specific performance. Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages, subject, however, to the provisions of Article VII and Section 12.13 of this Agreement.

                                   ARTICLE IX

                                  TERMINATION

  SECTION 9.1 TERMINATION OF CLOSE CORPORATION STATUS. The Company's close corporation status shall not be terminated without the unanimous approval of the Stockholders. Any amendment deleting or terminating the effectiveness of
Article V, Sections 1, 2 or 3 (the "Close Corporation Provisions") of the Certificate of Incorporation shall be deemed to be a termination of such status, and any proposal to delete or terminate such provisions shall, to be effective, be approved by all of the Stockholders. Termination of such status shall be deemed to be effective as of the date on which a certificate of amendment deleting (or amending, as provided above) such Close Corporation Provisions is filed with the Secretary of State of the State of Delaware, as provided in
Section 345 of the General Corporation law of the State of Delaware, as amended. Prior to the termination of close corporation status in accordance with the foregoing provisions, the Stockholders agree not to take any action that could jeopardize the close corporation status of the Company. In addition to any other remedies the Company and the Stockholders may have pursuant to the provisions of the General Corporation law of the State of Delaware, the Company and the Stockholders shall be entitled to seek the equitable remedies of injunction to prevent a breach of such agreement and of specific performance to enforce such agreement as provided in Section 8.2 (even prior to the initiation of arbitration proceedings pursuant to Article VII of this Agreement).

  SECTION 9.2 DISSOLUTION. No Stockholder shall have the individual or separate power to dissolve the Company. Any proposal to dissolve the Company must be approved by the holders of all of the Shares.

  SECTION 9.3 TERMINATION OF THIS AGREEMENT. This Agreement shall be deemed terminated on the day that the close corporation status of the Company is terminated as provided in Section 9.1 hereof or, if earlier to occur, the dissolution of the Company, or if earlier to occur, if the holders of all of the issued and outstanding Shares execute an instrument specifically terminating this Agreement and deliver such instrument to the Company's principal office.

                                   ARTICLE X

                      TRANSFERS OF SHARES OF COMMON STOCK

  SECTION 10.1 NO UNPERMITTED TRANSFERS.  Except pursuant to the provisions of
Article VI or this Article X, no Stockholder may make a Transfer of all or any portion of its Shares (or right thereto). Any Transfer in violation of Article VI or this Article X shall be null and void as against the Company and the Stockholders, except as otherwise provided by law.

  SECTION 10.2 PERMITTED TRANSFERS.

     (a) Without the consent of the other Stockholders, but only after 30 days prior Notice thereof to the other Stockholders, and subject to the further applicable provisions of this Article X, a Stockholder may from time to time Transfer all or any of its Shares (i) to a Qualified Affiliate of the Stockholder, or (ii) from such Qualified Affiliate back to the Stockholder or to another Qualified Affiliate of the Stockholder, or (iii) in connection with a bona fide reorganization, recapitalization, acquisition, or merger of the Stockholder.

     (b) The effectiveness of any Transfer permitted in this Section 10.2 may be conditioned, in the discretion of the Managing Director, upon receipt by the Company of an opinion of legal counsel (the cost of which shall be borne by the Transferor), to the effect that such transaction will not violate the Securities Act of 1933 or any other applicable securities laws.

     (c) No Stockholder shall Transfer all or any portion of its Shares pursuant to this Article X without first delivering to the Managing Director the agreement of the proposed Transferee that it accepts such Shares subject to the provisions of this Agreement as evidenced by the execution and delivery of an Assumption Agreement.

     (d) The provisions of Section 10.3 below shall apply to any proposed Transfer other than those Transfers permitted under Sections 10.2(a) or 10.4.

     (e) The effectiveness of any Transfer permitted in this Section 10.2 shall be conditioned upon payment by the Proposed Transferor of all costs of the Company reasonably incurred with respect to the Transfer.

  SECTION 10.3 RIGHT OF FIRST REFUSAL.

     (a) Except for Transfers permitted under Section 10.2(a) or 10.4 or Article VI, no Stockholder shall make a Disposition of his Shares, unless such Stockholder (a "Proposed Transferor") first, by Notice, offers to the other Stockholders, pro rata, according to their relative ownership percentages (determined without reference to the ownership percentage of the Proposed Transferor), the right of first refusal to acquire such Shares on the same terms that the Proposed Transferor offers or intends to offer such Shares to such other person.

     (b) Each such offer to the other Stockholders shall be in writing, shall state the terms and conditions of the Disposition the Proposed Transferor desires to make (including, without limitation, the number of Shares, the closing schedule agreed upon by the Proposed Transferor with a bona fide third party proposed Transferee, or, if there is then no proposed Transferee, a closing schedule proposed by the Proposed Transferor (which shall provide for a closing not sooner than 60 days or later than 90 days after the date such offer is submitted to the other Stockholders), shall state the Proposed Price, shall state (if known) the person or persons to whom the Disposition contemplated by such Proposed Transferor is to be made and shall give to such other Stockholders a period of 20 business days after receipt of such Notice within which to elect to consummate the proposed Disposition (which must be of the entirety of the interest offered by the Proposed Transferor) upon such terms and conditions, and within the closing schedule agreed upon by the Proposed Transferor with a bona fide third party proposed Transferee or, if there is no proposed Transferee, as proposed by the Proposed Transferor in accordance with the foregoing.

     (c) Each of the other Stockholders shall be deemed to have decided not to acquire the interest under any such offer unless, within 20 business days from the date of receipt of such offer, such other Stockholders give Notice to the Proposed Transferor that such other Stockholders desire to acquire the entirety of such interest. In the event that the other Stockholders do not elect to accept the offer made as above provided then the Proposed Transferor may consummate the proposed Disposition with any person or persons upon the terms and conditions specified in such offer to the other Stockholders or on such other terms and conditions as are not more favorable to such proposed Transferee than such terms and conditions specified in such offer to the other Stockholders.

     (d) Upon such consummation, the Proposed Transferor shall provide all other Stockholders with copies of appropriate written evidence of the material terms of the Disposition. If the Proposed Transferor does not consummate the originally proposed Disposition within 90 days after the termination of the offering period to the other Stockholders, then all rights of the other Stockholders in this Section 10.3 shall apply as though no written notice and offer had been given.

  SECTION 10.4 PLEDGE.

     (a) After September 30, 1995, each Stockholder may Pledge its Shares as security for the payment or performance of its obligations if but only if the instrument creating the Pledge provides that the exercise of any power of sale or enforcement in respect of the Shares and the exercise of any right, remedy or power conferred on the secured party shall be subject to and strictly in accordance with the provisions of this Agreement and such Pledge ranks in priority at law and in equity in all instances after and subject to in every respect to the security given by each Stockholder in accordance with the provisions of this Agreement, including without limitation the provisions of
Article VI.

     (b) No Pledge purportedly made or given by a Stockholder pursuant to
Section 10.4(a) shall be effective or binding upon the Company or the other Stockholders until the Managing Director has received a copy of an executed instrument evidencing such Pledge and, if not evidenced thereby, an executed instrument evidencing that the secured party accepts such Pledge subject to and in accordance with the provisions of this Agreement.

                                   ARTICLE XI

                 CONFIDENTIAL INFORMATION/PUBLIC ANNOUNCEMENTS

  SECTION 11.1 CONFIDENTIAL INFORMATION.

     (a) All plans, programs, maps, records, reports, scientific and technical data and any other information provided or delivered in connection with the business of the Company shall be treated confidentially by all Parties in the sense that their contents or effects shall not, subject to the requirements of the PSC and this Agreement, be disclosed by any of the Parties to any third party without the written consent of the other Parties except:

          (i) to the extent any such information is required to be furnished in any legal proceedings under the PSC, this Agreement or the Stock Purchase Agreement or is to be furnished because of any applicable legal or governmental requirements;

          (ii) to the extent such information is required to be disclosed in accordance with the rules and regulations of any stock exchange to which such Party is subject;

          (iii) to the extent any such information is required to be disclosed by any Party to any contractor, consultant, financial institution or other third party in connection with the business of the Company provided such third party executes an undertaking to keep such information confidential;

          (iv) to an Affiliate of any of the Parties, provided such Affiliate executes an undertaking to keep such information confidential;

          (v) to the extent any such information becomes a matter of public knowledge without disclosure by any of the Parties.

     (b) In the event that any Stockholder ceases to hold Shares, such Stockholder shall nevertheless continue to hold all such data and information confidential until such time as such data and information otherwise becomes publicly available.

  SECTION 11.2 ANNOUNCEMENTS.

     (a) No press release or other public announcement concerning this Agreement and/or the business of the Company shall be made by any of the Parties without the contents thereof having been approved in advance by all of the Stockholders except that any Party may without such approval make such announcements as may be required pursuant to any applicable legal or governmental requirements or pursuant to the rules and regulations of any stock exchange to which such Party is subject.

     (b) A Stockholder shall be deemed to have approved an announcement proposed by another Party if it has not responded to such other Party within three business days of its receipt of the text of such proposed announcement.

                                  ARTICLE XII

                                 MISCELLANEOUS

  SECTION 12.1  BANKING; ELIGIBLE INVESTMENT; LOANS.

     (a) Except as provided in Section 12.1(b), all funds of the Company shall be deposited in such depositories as shall have been approved by the Board of Directors as acceptable depositories for funds of the Company.

     (b) The Managing Director shall have the power to invest funds of the Company, in the Company's name and on its behalf, in Eligible Investments.

     (c) Without the prior unanimous written consent of all Stockholders, the Company shall not make any loan or advance to any Stockholder, any Affiliate of any Stockholder or any officer or employee thereof.

  SECTION 12.2 NOTICES. Unless otherwise specified in this Agreement, all notices, demands, requests, certificates or other communications which any of the Parties may desire or be required to give hereunder (herein referred to collectively as "Notices") shall be in writing and shall be given by (a) personal delivery to the party to whom addressed, (b) first-class registered or certified mail (return receipt requested), postage prepaid or (c) electronic facsimile addressed to the Company and/or to the Stockholders at their respective addresses and numbers set forth below, or at such other address and number as may be designated by the Company or a Stockholder by like notice. Notices sent by mail in compliance with the provisions of this Section 12.2 shall be deemed given on the fifth (5th) business day succeeding the day on which they are placed in the mail. Notices sent by personal delivery or fax in compliance with the provisions of this Section 12.2 shall be deemed given when personally delivered to the addressee.

     SECTION 12.3 APPLICABLE LAW. This Agreement shall be governed by and construed according to the General Corporation law of the State of Delaware, as amended from time to time. In addition, to the extent that matters concerning the governance or operations of the Company are not covered by this Agreement or the Bylaws, the provisions of the General Corporation law of the State of Delaware, as am ended from time to time, shall govern. Moreover, to the extent that the provisions in such documents are inconsistent with the provisions of the General Corporation law of the State of Delaware, as amended, the provisions of such laws shall apply to the extent that they may not legally be superseded or supplemented by this Agreement or the Bylaws.

  SECTION 12.4 SEVERABILITY. If any provision of this Agreement shall be or be determined to be unenforceable, void or otherwise contrary to law, such condition shall in no manner operate to render any other provision of this Agreement unenforceable, void or contrary to law, and this Agreement shall continue to be operative and enforceable in accordance with the remaining terms and provisions hereof.

  SECTION 12.5  SUCCESSORS AND ASSIGNS.

     (a) Except as otherwise provided in this Agreement, no rights, benefits or obligations under this Agreement may be assigned by any Party without the prior written consent of the other Parties hereto.

     (b) This Agreement shall be binding upon the Parties and their respective permitted successors, assigns and Transferees, and shall inure to the benefit of the Parties and, except as otherwise provided herein, to their respective successors, assigns and Transferees.

  SECTION 12.6 ENTIRE AGREEMENT. This Agreement, the Certificate of Incorporation and the Bylaws contain the entire agreement among the Parties (or any of them) relating to the subject matter hereof. Amendments, variations, modifications or changes herein may be effective and binding upon the Parties by, and only by, setting forth the same in a document duly adopted and executed in accordance with the terms of this Agreement by each Party, or his duly authorized agent, and any alleged amendment, variation, modification or change herein which is not so documented shall not be so effective as to any Party. In the case of conflict between this Agreement and the Bylaws of the Company, then as between the Stockholders this Agreement shall control.

  SECTION 12.7 CAPTIONS. Captions and headings of articles, sections, subsections, paragraphs or subparagraphs of this Agreement are solely for the convenience of the Parties and are not a part of this Agreement, and shall not be used for the interpretation or determination of the conditions of this Agreement or any provision hereof.

  SECTION 12.8 NUMBER AND GENDER. Unless the context clearly indicates otherwise, where appropriate in this Agreement, the singular shall include the plural and the masculine shall include the feminine and the neuter, and vice versa, to the extent necessary to give the terms defined and used in this Agreement their proper meanings. In this Agreement, each Stockholder has been generally referred to as though singular in number and neuter in gender regardless of the actual number or gender of such Stockholder.

  SECTION 12.9 COUNTERPARTS. This Agreement is being signed in several counterparts, each of which shall be deemed an original, and all of which shall together constitute but one and the same Agreement.


  SECTION 12.10 EXHIBITS. Exhibits "A", "B", "C", D", "E", "F", "G", "H", and "I" attached hereto are hereby incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

  SECTION 12.11 U.S. DOLLARS. All amounts of money specified or referred to in or contemplated by this Agreement shall mean U.S. Dollars.

  SECTION 12.12 LEGENDS. All stock certificates issued by the Company will bear legends set forth in Exhibit G.

  SECTION 12.13 SUBMISSION TO JURISDICTION. Each Party hereby irrevocably submits to the jurisdiction of any state or federal court located in Houston, Texas over any action, suit or proceeding (i) to enforce or defend any right under this Agreement, or (ii) arising from any other relationship existing in connection with this Agreement, and each Party hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of any such action or proceeding or any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. To the fullest extent permitted by applicable law, each Party hereby agrees that a final judgment, that is, a judgment as to which all rights of appeal have been exhausted or the time for taking same has expired, in any such action or proceeding, shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each Party agrees not to institute any legal actions or proceedings against the other Parties or any Affiliate thereof or any director, officer, shareholder, employee, attorney or agent thereof, or any property of the other Parties or any such Affiliate, arising out of or relating to this Agreement or any other document referred to herein or entered into in connection with this Agreement, in any court other than as hereinabove specified in this Section 12.13.

  SECTION 12.14 INDEMNIFICATION. Subject to any specific provisions in this Agreement to the contrary, each of the Stockholders agrees to indemnify and hold the other Stockholders harmless, to the extent of that Stockholder's percentage ownership of Shares, from all liabilities which may arise directly or indirectly under this Agreement.

  EXECUTED to be effective as of the date first written above.

[SEPARATE SIGNATURE PAGES ARE ATTACHED.]


                                     SOCO INTERNATIONAL, INC.,
                                     a Delaware corporation

Address for Notices:

SOCO International, Inc.             By:/s/ Edward T. Story, Jr.
1100 Louisiana                          Edward T. Story, Jr.
Suite 900                               President
Houston, Texas 77002
Attention:  Edward T. Story, Jr.

Facsimile: (713) 528-4015

with a copy to:

Woodard, Hall & Primm, P.C.
7000 Texas Commerce Tower
Houston, Texas 77002
Attention:  Mr. Ralph K. Miller, Jr.

Facsimile:  (713) 221-1802
                                           PT. BIP ENERGIMAS
                                           an Indonesian corporation

Address for Notices:

PT. BIP Energimas                          By:/s/Bambang Soerjantono Soerjo
Gedung Bank Niaga                             Bambang Soerjantono Soerjo
Lanti 4                                       President Director
Jl. M.H. Thamrin No. 55
Jakarta 10350
Republic of Indonesia
Attention:  Bambang Soeijantono Soeijo

Facsimile:  6221-230-1272

                                           CORBIN ASSOCIATES LIMITED
                                           a British Virgin Islands corporation

Address for Notices:

Corbin Associates Limited                  By:/s/Mark E. Horak
1301 McKinney                                 Mark E. Horak
Houston, Texas 77010                          Agent and Attorney-in-Fact

Attention:  Mark E. Horak
Facsimile: (713) 651-5246

                                           SOCO TAMTSAG MONGOLIA, INC.,
                                           a Delaware corporation

Address for Notices:

c/o SOCO International, Inc.               By: /s/ Edward T. Story, Jr.
1100 Louisiana                                 Edward T. Story, Jr.
Suite 900                                      Managing Director
Houston, Texas 77002
Attention:  Edward T. Story, Jr.

Facsimile:  (713) 528-4015

with a copy to:

Woodard, Hall & Primm, P.C.
7000 Texas Commerce Tower
Houston, Texas 77002
Attention:  Mr. Ralph K. Miller, Jr.

Facsimile:  713-221-1802